Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
September 4, 2026	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
SoundHound AI, Inc.	Hong Kong	Silicon Valley
5400 Betsy Ross Drive	Houston	Singapore
Santa Clara, CA 95054	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special counsel to SoundHound AI, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 5,819,020 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to that certain Amended and Restated Merger Agreement, dated as of July 2, 2026 (the “Merger Agreement”), by and among the Company, LivePerson, Inc., a Delaware corporation (“LivePerson”), Lightspeed Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub I”), and Lightspeed Merger Sub II Inc., an indirect, wholly owned subsidiary of SoundHound (“Merger Sub II”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2026, and amended by the filing of the Company’s registration statement on Form S-4 pursuant to Rule 462(b) under the Act (collectively and as may be further amended from time to time, the “Registration Statement”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 4, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable LivePerson securityholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP